SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

BNS Co.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-5881	050113140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Enterprise Center, Suite 103, Middletown, Rhode Island 02842

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 848-6300

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2004, BNS Co. (the “Corporation”) filed a Certificate of Elimination of Series A Participating Preferred Stock of BNS Co. (the “Certificate of Elimination”) with the Delaware Secretary of State pursuant to Section 151(g) of the Delaware General Corporation Law. The filing of the Certificate of Elimination was authorized by the Corporation’s Board of Directors in accordance with the Delaware General Corporation Law. The Certificate of Elimination states that no shares of Series A Participating Preferred Stock of the Corporation are outstanding, no shares of such series have ever been issued, and the Shareholder Rights Plan dated as of February 13, 1988, pursuant to which such shares might have been issued, is no longer in effect and has been terminated. (On February 13, 1998, the Corporation adopted a new shareholder rights plan (the Rights Agreement, dated as of February 13, 1998, as amended), which is now in effect.) The Certificate of Elimination has the effect of eliminating from the Corporation’s Certificate of Incorporation all matters set forth in the Certificate of Designation Preferences and Rights of Series A Participating Preferred Stock previously filed by the Corporation on March 11, 1988, as amended by the Certificate of Designation filed by the Corporation on June 6, 1988.

On December 7, 2004, the Corporation filed a Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) with the Delaware Secretary of State pursuant to Section 245 of the Delaware General Corporation Law. The Restated Certificate of Incorporation restates and integrates the Corporation’s Certificate of Incorporation, as amended and supplemented to date, but does not further amend or make any substantive changes to the Corporation’s Certificate of Incorporation, as amended and supplemented to date. The filing of the Restated Certificate of Incorporation was authorized by the Corporation’s Board of Directors in accordance with the Delaware General Corporation Law.

The Certificate of Elimination and the Restated Certificate of Incorporation are attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits

Exhibit Number	Title
99.1	Certificate of Elimination of Series A Participating Preferred Stock of BNS Co.

99.2	Restated Certificate of Incorporation of BNS Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNS Co.

Date: December 9, 2004	By:	/s/ Michael Warren
	Name:	Michael Warren
	Title:	President and Chief Executive Officer

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